Exhibit 99.2

MSC Industrial Direct Co., Inc.

Operational Statistics - updated quarterly on earnings release date

The following represents historical unaudited financial and statistical information regarding MSC’s operations.  MSC does not undertake any obligation to update any of the information presented below to reflect future events or circumstances.  This information should not be relied on as necessarily indicative of future trends or results.

Quarterly Sales
(in millions)

	FY 05	FY 04	FY 03
Q1	$263.3	$222.8	$210.7
Q2	271.4	230.5	209.6
Q3	288.5	255.3	215.6
Q4		246.7	208.8

Sales Growth by
Month

May ‘05	Apr ‘05	Mar ‘05	Feb ‘05	Jan ‘05	Dec ‘04	Nov ‘04	Oct ‘04	Sep ‘04	Aug ‘04	Jul ‘04*	Jun ‘04
12.2%	16.6%	10.8%	14.7%	14.3%	24.5%	18.0%	19.6%	17.2%	21.9%	20.3%	18.4%

*                 Adjusted for extra day in FY’03

Sales Growth by
Regions

	Fiscal 2005				Fiscal 2004
	Q1	Q2	Q3	Q4	Q1	Q2	Q3 *	Q4**
Midwest	17.5%	18.4%	14.6%		8.9%	11.5%	18.8%	20.4%
Northeast	17.2%	15.8%	11.7%		3.0%	11.2%	14.9%	19.1%
Southeast	21.5%	20.3%	14.0%		9.8%	12.7%	21.2%	22.7%
West	19.0%	18.6%	15.3%		7.7%	10.6%	18.1%	22.9%

*           Adjusted for extra day in FY’04

**    Adjusted for extra day in FY’03

Sales Growth by
Customer Type

	Fiscal 2005				Fiscal 2004
	Q1	Q2	Q3	Q4	Q1	Q2	Q3 *	Q4**
Manufacturing	18.2%	16.4%	12.1%		2.6%	9.1%	17.1%	21.4%
Non-Manufacturing	17.4%	19.4%	15.2%		15.4%	12.4%	14.8%	16.2%

*           Adjusted for extra day in FY’04

**    Adjusted for extra day in FY’03

Sales by Customer
Type

	Fiscal 2005				Fiscal 2004
	Q1	Q2	Q3	Q4	Q1	Q2	Q3 *	Q4**
Manufacturing	72%	72%	73%		72%	73%	73%	73%
Non-Manufacturing	28%	28%	27%		28%	27%	27%	27%

*           Adjusted for extra day in FY’04

**    Adjusted for extra day in FY’03

Gross Margin
Percentage

	FY 05	FY 04	FY 03
Q1	45.1%	45.0%	44.9%
Q2	46.0%	45.2%	45.3%
Q3	46.1%	45.0%	44.9%
Q4		45.0%	44.7%

Operating Income
(in millions)

	FY 05	FY 04	FY 03
Q1	$41.9	$26.9	$20.4
Q2	43.9	30.0	20.0
Q3	49.0	37.9	20.9
Q4		35.9	21.6

Operating Income
Percentage *

	FY 05	FY 04	FY 03
Q1	15.9%	12.1%	9.7%
Q2	16.2%	13.0%	9.5%
Q3	17.0%	14.8%	9.7%
Q4		14.6%	10.3%

*                 Expressed as a % of sales

MSCDirect.com Sales (in millions)				MSCDirect.com Annual Run Rate *

	FY 05	FY 04	FY 03		FY 05	FY 04	FY 03
Q1	$38.9	$27.6	$20.3	Q1	$158.7	$112.6	$82.8
Q2	45.2	30.6	21.4	Q2	181.5	122.9	85.9
Q3	50.3	35.5	23.7	Q3	195.8	138.2	93.7
Q4		36.0	24.7	Q4		144.6	97.6

*         Equals the average daily sales for the quarter multiplied by 253 (the number of business days in the fiscal year)

Active Customer
Count (in 000’s) *

	FY 05	FY 04	FY 03
Q1	343	345	334
Q2	341	346	338
Q3	343	346	340
Q4		344	343

*           An active customer is one who has made a purchase in the last 12 months

Average
Transaction Size

	FY 05	FY 04	FY 03
Q1	$252	$229	$223
Q2	251	233	223
Q3	253	236	221
Q4		244	225

Number of Field
Sales Associates

	FY 05	FY 04	FY 03
Q1	475	412	453
Q2	485	434	450
Q3	498	457	440
Q4		453	428

Direct Mail Pieces
(in millions)

	FY 05	FY 04	FY 03
Q1	7.7	7.7	9.0
Q2	7.1	7.1	8.7
Q3	7.2	7.0	8.6
Q4 (Est.)	6.6	6.5	7.2
Total	28.6	28.3	33.5

Distribution Center
Fill Rate

	FY 05	FY 04	FY 03
Q1	99%	99%	99%
Q2	99%	99%	99%
Q3	99%	99%	99%
Q4		99%	99%

Distribution Center
Error Rate Per
1,000 Pkgs

	FY 05		FY 04		FY 03
Q1	<1.0	*	<1.0	*	1.38
Q2	1.18		<1.0	*	1.85
Q3	<1.0	*	<1.0	*	1.66
Q4			1.00		1.33

* Less than 1.0

Call Center
Abandonment
Rate

	FY 05		FY 04		FY 03
Q1	<1	%*	<1	%*	<1	%*
Q2	<1	%*	<1	%*	<1	%*
Q3	<1	%*	<1	%*	<1	%*
Q4			<1	%*	<1	%*

* Less than 1%

Average Calls
Taken By Call
Center Associates
Per Day

	FY 05	FY 04	FY 03
Q1	61	61	61
Q2	61	60	61
Q3	60	63	62
Q4		62	60